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EXHIBIT 99



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                              [MAX & ERMA'S LOGO]
                  4849 Evanswood Drive, Columbus, Ohio 43229


FOR IMMEDIATE RELEASE
Max & Erma's Restaurants, Inc.     For Further Information Contact:
NASDAQ:  MAXE                      William C. Niegsch, Jr.
                                   Exec.Vice President & Chief Financial Officer
March 20, 2003                     (614) 431-5800
                                   www.maxandermas.com




                        MAX & ERMA'S RESTAURANTS, INC.
                            REPORTS RECORD QUARTER



FIRST QUARTER HIGHLIGHTS:

- RECORD QUARTERLY REVENUES, EARNINGS AND EARNINGS PER SHARE DESPITE HARSH FIRST QUARTER WEATHER

- TWO FRANCHISED UNITS OPENED; THREE COMPANY-OWNED AND TWO FRANCHISED LOCATIONS UNDER CONSTRUCTION

-        $16.0 MILLION IN REAL ESTATE LEASE COMMITMENTS OBTAINED

-        REVOLVING CREDIT LINE INCREASED TO $15.0 MILLION

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

------------------------------------------------------------------------------------------------------
                                   16 Weeks Ended 2/16/03  16 Weeks Ended 2/17/02            % Change
------------------------------------------------------------------------------------------------------
                         Revenues
                                     $             49,208  $               44,495              +10.6%
------------------------------------------------------------------------------------------------------
                 Operating Income
                                     $              1,724  $                1,764               -2.3%
------------------------------------------------------------------------------------------------------
              Income Before Taxes
                                     $              1,236  $                1,111              +11.3%
------------------------------------------------------------------------------------------------------
                       Net Income    $                908  $                  819              +10.9%
------------------------------------------------------------------------------------------------------
               Diluted Net Income
                 Per Common Share    $               0.34  $                 0.31               +9.7%
------------------------------------------------------------------------------------------------------
       Diluted Shares Outstanding                   2,702                   2,629               +2.8%
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

                                                                              1

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COLUMBUS, OHIO, MARCH 20, 2003 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported all-time record quarterly revenues, earnings and earnings per share for the first quarter of 2003.

Revenues for the first quarter of 2003 rose 11% to a quarterly record $49.2 million from $44.5 million reported for the first quarter of 2002. Net income increased 11% to a record $908,000 from $819,000 for the first quarter of 2002. Net income per diluted share increased 10% from $0.31 per diluted share for the first quarter of 2002 to $0.34 per diluted share for the first quarter of 2003, which matches a previous quarterly record.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's said he is very pleased with the quarter's results. He noted that harsh winter weather had an impact on both revenues and store-level margins. He said same-store sales dipped 1.0% negative for the first quarter, after being positive for fourteen consecutive quarters, as the Valentine's Day snow storm, which hit the eastern half of the country, resulted in almost $350,000 of lost sales. Mr. Barnum went on to say that fortunately the performance of the Company's restaurants earlier in the quarter was strong enough to maintain a positive earnings momentum for the quarter.

Mr. Barnum said total revenues did increase 11% due to the Company's consistent pace of restaurant openings, well above average sales performance of last year's openings and the opening of two franchised restaurants during the first quarter of 2003. Mr. Barnum also said that despite the operational problems brought on by the weather, the Company maintained its store level margins.

Mr. Barnum said that in addition to the first quarter opening of two franchised restaurants the Company had three restaurants under construction at the end of the quarter, two of which opened early in the second quarter in Louisville, Kentucky and Auburn Hills, Michigan. Four to five additional locations are expected to open during the remainder of the year. Mr. Barnum added that franchised restaurants are under construction in the Cleveland and Cincinnati airports and that the Company expects that a total of four additional franchised restaurants will open before the end of the year.

Mr. Barnum said he is also pleased to announce that the Company has obtained commitments for sale-leaseback financing from two sources totaling approximately $16.0 million and has increased its bank credit line from $12.8 million to $15.0 million. Mr. Barnum added that this additional financing would allow the Company to maintain its planned growth rate. Typically, the Company finances restaurant construction with its credit line, sells and leases back the real estate, and uses the proceeds of the sale to reduce borrowings under credit line.

Max & Erma's currently owns and operates 69 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk, Virginia. The Company also franchises 14 restaurants in Cleveland, Columbus, Wilmington, Sandusky and Dayton, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin, Philadelphia, Pennsylvania and Edinburgh, Indiana. One Max & Erma's restaurant was under construction in Cleveland, Ohio. Franchised restaurants were under construction in Cincinnati and Cleveland, Ohio airports. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

                                                                              2

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This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.


                       - FINANCIAL HIGHLIGHTS FOLLOW -

                                                                              3

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                        MAX & ERMA'S RESTAURANTS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   February 16,
                                ASSETS                 2003                October 27,
                                                   (UNAUDITED)                 2002
                                                  -------------            -----------
Current Assets:
Cash                                               $ 2,545,606             $ 3,406,702
Inventories                                          1,215,055               1,096,228
Other Current Assets                                 1,580,082               1,146,941
                                                  ------------            ------------
Total Current Assets                                 5,340,743               5,649,871

Property - At Cost:                                 84,607,729              80,116,750
Less Accumulated Depreciation and Amortization      33,952,809              32,423,502
                                                  ------------            ------------
Property - Net                                      50,654,920              47,693,248

Other Assets                                         8,410,713               8,628,311
                                                  ------------            ------------
Total                                              $64,406,376             $61,971,430
                                                  ============            ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations        $ 2,622,712             $ 2,548,008
Accounts Payable                                     4,291,956               4,596,833
Accrued Payroll and Related Taxes                    2,488,548               2,877,095
Accrued Liabilities                                  3,952,025               3,729,604
                                                  ------------            ------------
Total Current Liabilities                           13,355,241              13,751,540

Long-Term Obligations - Less Current Maturities     38,610,953              36,862,008

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,468,344 Shares
   at 2/16/03 and 2,346,798 Shares at 10/27/02         246,834                 234,680
Additional Capital                                     183,350
Accumulated Other Comprehensive Loss                  (806,085)               (794,290)
Retained Earnings                                   12,816,083              11,917,492
                                                  ------------            ------------
Total Stockholders' Equity                          12,440,182              11,357,882
                                                  ------------            ------------
Total                                              $64,406,376             $61,971,430
                                                  ============            ============

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                        MAX & ERMA'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                           Sixteen Weeks Ended
                                                                   -----------------------------------
                                                                    February 16,          February 17,
                                                                        2003                  2002
                                                                   -------------          ------------
REVENUES:                                                           $49,207,603            $44,494,582

COSTS AND EXPENSES:
Costs of Goods Sold                                                  11,912,018             11,033,539
Payroll and Benefits                                                 15,871,669             14,289,533
Other Operating Expenses                                             15,447,021             13,804,575
Pre-Opening Expenses                                                    201,137                187,434
Administrative Expenses                                               4,052,195              3,415,082
                                                                    -----------            -----------
Total Operating Expenses                                             47,484,040             42,730,163
                                                                   ------------            -----------
Operating Income                                                      1,723,563              1,764,419
Interest Expense                                                        487,719                634,645
Minority Interest in Income of Affiliated Partnerships                                          19,251
                                                                    -----------            -----------
INCOME BEFORE INCOME TAXES                                            1,235,844              1,110,523
INCOME TAXES                                                            328,000                292,000
                                                                    -----------            -----------
NET INCOME                                                          $   907,844            $   818,523
                                                                    ===========            ===========

NET INCOME PER SHARE:
   Basic                                                            $      0.38            $      0.35
                                                                    ===========            ===========
   Diluted                                                          $      0.34            $      0.31
                                                                    ===========            ===========


SHARES OUTSTANDING:
   Basic                                                              2,384,445              2,370,164
                                                                    ===========            ===========
   Diluted                                                            2,702,461              2,629,291
                                                                    ===========            ===========